UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7301 Ohms Lane
Suite 600
 Edina, Minnesota, 55439
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	STKL	NASDAQ Global Select Market
Common Stock	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 9, 2021, Mahes S. Wickramasinghe was appointed as a director of SunOpta Inc. The Board of Directors expects to appoint Mr. Wickramasinghe to serve as a member of the Audit Committee.

Mr. Wickramasinghe is currently an Executive Vice-President of Canadian Tire Corporation (CTC). From March 2020 until June 2021, Mr. Wickramasinghe was President, Canadian Tire Financial Services and President and Chief Executive Officer, Canadian Tire Bank, responsible for corporate strategy, risk management, merger and acquisition initiatives, and wholesale and international operations, including leading CTC's acquisition of Helly Hansen. Prior to this role, Mr. Wickramasinghe served as Executive Vice-President, International and Chief Corporate Officer from September 2016 to March 2020. Upon joining CTC in 2014, Mr. Wickramasinghe was appointed its Chief Strategy Officer.  Mr. Wickramasinghe is currently the Chairman of the Helly Hansen Board of Directors. Mr. Wickramasinghe began his career as a Chartered Accountant in Sri Lanka. He is a Certified Public Accountant (U.S.) and a Fellow of the Chartered Institute of Management Accountants (UK).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.
By	/s/ Jill Barnett
Jill Barnett Chief Administrative Officer
Date	July 13, 2021